Exhibit 1.1

February 25, 2021

National Securities Corporation

c/o National Securities Corporation
200 Vesey Street, 25th Floor
New York, New York 10281

Ladies and Gentlemen:

XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust organized under the laws of the State of Delaware (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 2,900,250 shares (the “Firm Shares”) of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Fund. In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional 435,038 Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Preliminary Prospectus (as defined below). National Securities Corporation (the “Representative”) will act as representative for the several Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-251542 and 811-23247) (the “Initial Registration Statement”), including a base prospectus and a statement of additional information, relating to the Shares. The Initial Registration Statement was initially declared effective by the Commission on February 2, 2021. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus, dated February 2, 2021, including the statement of additional information and all documents incorporated by reference therein.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means the Base Prospectus and the preliminary prospectus supplement, dated February 24, 2021 (including the statement of additional information incorporated therein by reference) that was used prior to the execution and delivery of this Underwriting Agreement and filed with the Commission by the Fund, pursuant to Rule 424(b) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the Initial Registration Statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any post-effective amendments thereto, (iii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430B under the Securities Act, and (iv) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus and the final prospectus supplement (including the statement of additional information and all documents incorporated therein by reference) as filed by the Fund with the Commission pursuant to Rule 424(b) under the Securities Act.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus.

“Disclosure Package” means the Preliminary Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized in writing or prepared by the Fund or authorized in writing or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents used in connection with a “road show” related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be 7:45 a.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to by the Fund and the Representative on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-38216) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

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XA Investments LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser, dated as of September 26, 2017 (the “Investment Advisory Agreement”). Octagon Credit Investors, LLC, a Delaware limited liability company (the “Sub-Adviser”), acts as the Fund’s investment sub-adviser pursuant to an Investment Sub-Advisory Agreement among the Fund, the Investment Adviser and the Sub-Adviser dated as of September 26, 2017 (the “Sub-Advisory Agreement”). ALPS Fund Services Inc. acts as the Fund’s administrator pursuant to the Administration, Bookkeeping and Pricing Services Agreement dated September 26, 2017 (as most recently amended effective as of February 3, 2020, the “Administration Agreement”).

The Fund and the Investment Adviser have entered into an Investor Support Services and Secondary Market Services Agreement dated as of September 26, 2017 (as amended as of September 22, 2020, the “Services Agreement”). In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $8.2752 per Share (the “Purchase Price”). The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Applicable Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the public offering to such extent as they may determine.

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In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the Purchase Price less an amount per Additional Share equal to any dividends or distributions declared by the Fund paid and payable on the Firm Shares, but not payable on the Additional Shares. This option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be paid for and delivered (such date and time being herein referred to as the “Additional Shares Closing Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date of such notice. The number of Additional Shares to be sold to each Underwriter at each Additional Shares Closing Time shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased by the Underwriters at such Additional Shares Closing Time as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment to eliminate fractional shares as the Representative may determine).

2.	Payment and Delivery. Payment of the Purchase Price for the Firm Shares shall be made by the Underwriters to the Fund by Federal funds wire transfer payable in same-day funds, against delivery of the Firm Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at a time mutually agreed upon by the parties on the second (third, if pricing occurs after 4:30 p.m., New York City time) business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Representative on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Firm Shares Closing Time.” Certificates, if any, for the Firm Shares shall be delivered to the Representative in definitive form in such names and in such denominations as the Representative shall specify on the second business day preceding the Firm Shares Closing Time. If the Firm Shares are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Firm Shares by the Representative, the Fund agrees to make such certificates, if any, available to the Representative for such purpose at least one full business day preceding the Firm Shares Closing Time.

Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner as the payment for the Firm Shares. Certificates, if any, for the Additional Shares shall be delivered to the Representative in definitive form in such names and in such denominations as the Representative shall specify no later than the second business day preceding the Additional Shares Closing Time. If the Additional Shares, if any, are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Additional Shares by the Representative, the Fund agrees to make such certificates, if any, available to the Representative for such purpose at least one full business day preceding the Additional Shares Closing Time. The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the “Closing Times.”

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3.	Representations and Warranties of the Fund, the Investment Adviser and the Sub-Adviser. Each of the Fund, the Investment Adviser and (except with respect to paragraphs 3(b), 3(e), 3(f), 3(j), 3(z), 3(bb), 3(cc), 3(dd) and 3(ee)) the Sub-Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)          (i)          (A) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued under the Securities Act, no order of revocation of registration of the Fund under the Investment Company Act has been issued and, to the Fund’s, the Investment Adviser’s or the Sub-Adviser’s knowledge, no proceedings for such purpose have been instituted or are threatened by the Commission; and (C) the Exchange Act Registration Statement is effective as provided in Section 12 of the Exchange Act;

(ii)         (A) The Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, with the requirements of the Securities Act and the Investment Company Act in all material respects; (B) each Preliminary Prospectus and the Prospectus complied or will comply, at the time it was or is filed with the Commission, and the Prospectus complies as of its date and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

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(iii)        (A) (1) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (E) at no time during the period that begins at the time each of the Road Show Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Road Show Materials, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund, the Investment Adviser and the Sub-Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Fund, the Investment Adviser or the Sub-Adviser expressly for use in the Registration Statement, any Sales Material, the Road Show Materials, the Disclosure Package or the Prospectus as described in Section 9(f) hereof; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C), (D) or (E) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the Disclosure Package, the Sales Materials or the Road Show Materials, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Disclosure Package, the Sales Materials, the Road Show Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

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(b)	The Fund (i) has been duly formed and has legal existence as a statutory trust and is in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the Fund; (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Preliminary Prospectus and the Prospectus, except those that the failure to obtain or maintain, either individually or in the aggregate, would not have a material adverse effect on the Fund; and (v) has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Common Shares conform in all material respects to the description of them in the Preliminary Prospectus and the Prospectus. All the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus). The certificates, if any, for the Shares will be in due and proper form. The issuance of the issued and outstanding Shares has been done in compliance with all applicable federal and state securities laws. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares. There are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund outstanding.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company; the provisions of the Fund’s declaration of trust (as amended and restated from time to time) and bylaws comply in all material respects with the requirements of the Investment Company Act.

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(e)	The Fund has full power and authority to enter into this Underwriting Agreement and to perform all of the terms and provisions hereof to be carried out by it. This Underwriting Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund. This Underwriting Agreement has been approved by a majority of the Fund’s Board of Trustees, including the members of the Board of Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust, the Investment Adviser, the Sub-Adviser or the Underwriters, at a meeting of the Board of Trustees held via videoconference in reliance upon the relief set forth in SEC Investment Company Act Release No. 33897. The Investment Advisory Agreement has been approved by the Fund’s Board of Trustees and shareholders in accordance with Section 15 of the Investment Company Act, and contains the applicable provisions required by Section 205 of the Investment Advisers Act of 1940, as amended (together with the rules and regulations thereunder, the “Advisers Act”) and Section 15 of the Investment Company Act. Each of this Underwriting Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement, the Administration Agreement and the Services Agreement (each, a “Fund Agreement”) and the Dividend Reinvestment Plan does not violate in any material respect any applicable provisions of the Investment Company Act and, if applicable, the Advisers Act, as the case may be, and assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws.

(f)	None of (i) the execution and delivery by the Fund of this Underwriting Agreement, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus and (iii) the performance by the Fund of its obligations under this Underwriting Agreement or consummation by the Fund of the other transactions contemplated by this Underwriting Agreement (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the declaration of trust (as amended and restated from time to time), bylaws or similar organizational documents of the Fund, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except which breach, violation, default, lien, charge or encumbrance would not have a material adverse effect on the Fund, or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund’s properties, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, except which violation would not have a material adverse effect on the Fund.

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(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such breach or default would not have a material adverse effect on the Fund.

(h)	There are no restrictions, limitations or regulations that restrict the ability of the Fund to invest the proceeds of the offering in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as described therein.

(i)	No person has any right to the registration of any securities of the Fund. No person has tag along rights or other similar rights to have any securities included in the transaction contemplated by this Underwriting Agreement.

(j)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Registration Statement, the Preliminary Prospectus or the Prospectus, except such as (i) have been obtained and such as may be required and have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or (iii) which failure to obtain would not have a material adverse effect on the Fund.

(k)	There are no business relationships or transactions between or among the Fund and any of its officers or trustees, stockholders or affiliates or any affiliate or affiliates of any such officer or trustee or stockholder or affiliate or any other person that are required to be described in and are not described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

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(l)	Neither the Fund nor, to the knowledge of the Fund, the Investment Adviser, or the Sub-Adviser, any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is a character required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(m)	The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE.

(n)	KPMG LLP is the Fund’s independent registered public accounting firm in accordance with the Investment Company Act. KPMG LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Investment Company Act, the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(o)	The financial statements, including the statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial position of the Fund as of the dates and for the periods indicated and said statements were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, and complies in all material respects with all applicable accounting requirements under the Securities Act, the Exchange Act and the Investment Company Act.

(p)	Since the date as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), business prospects, management, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business (other than changes resulting from changes in securities markets generally); (ii) the Fund has not incurred any material liabilities or obligations, direct or contingent, or entered into any transactions, in each case other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares (other than, in the event this representation is made after the Firm Shares Closing Time, ordinary and customary dividends or distributions declared or paid after that time); and (iv) there has not been any material change in the capital stock or debt of the Fund (other than debt incurred by the Fund from time to time not in excess of the Fund’s policies with respect to the utilization of leverage as described in the Registration Statement, the Preliminary Prospectus and the Prospectus).

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(q)	Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Fund, the Investment Adviser or the Sub-Adviser, threatened against the Fund, except which would not have a material adverse effect on the Fund.

(r)	There are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement which are not described or filed as required.

(s)	Except for stabilization transactions conducted by the Underwriters, and except for the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed or which would reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(t)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and has qualified and will continue to operate in compliance with the requirements to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(u)	The Fund will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the Investment Company Act.

(v)	The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

(w)	There are no Sales Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser or any representative thereof for use in connection with the public offering or sale of the Shares.

(x)	No person is serving or acting as an officer, trustee or investment adviser of the Fund in contravention of the provisions of the Investment Company Act and the Advisers Act. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (i) an “interested person” (as defined in the Investment Company Act) of the Fund or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto; provided, however, that the Fund, the Investment Adviser and the Sub-Adviser may rely on representations from such officers and trustees in respect of the representations made in this Section 3(x).

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(y)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares.

(z)	The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(aa)	Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund, the Investment Adviser or the Sub-Adviser believes to be reliable and accurate in all material respects, and all such data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived in all material respects.

(bb)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.

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(cc)	The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, provided that the Fund’s right to use the names “XAI” and “Octagon” is limited as set forth in the Advisory Agreement and Sub-Advisory Agreement; and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund, except as would not have a material adverse effect on the Fund.

(dd)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)	The Fund has established and maintains “internal control over financial reporting” and “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act) as required by the Investment Company Act. Since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Fund’s internal controls; and (iii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(ff)	The Fund and its officers and trustees, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(gg)	The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07(c) of the NYSE Listed Company Manual.

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(hh)	The Fund or, to the knowledge of the Fund, the Investment Adviser or the Sub-Adviser, any other person associated with or acting on behalf of the Fund including, without limitation, any trustee, officer, agent or employee of the Fund, has not, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any other unlawful payment under the FCPA. The Fund has conducted its business in compliance with the FCPA in all material respects and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)	The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2011, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, the Investment Adviser or Sub-Adviser, as applicable, after reasonable inquiry, threatened.

(jj)	Neither the Fund, nor to the knowledge of the Fund, after reasonable inquiry, any trustee, officer, agent, employee or affiliate of the Fund is (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

(kk)	The Fund has obtained for the benefit of the Underwriters the agreement (a “Lock Up Agreement”) in the form of Schedule B hereto, of those individuals set forth on Schedule C hereto. As of the date of this Underwriting Agreement, Schedule C contains a true, complete and correct list of all trustees and officers and of the Fund and certain other persons who are affiliated with the Fund or the Investment Adviser as agreed to between the Fund and the Underwriters.

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(ll)	All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(mm)	The Fund owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(nn)	The Fund’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”), if any, are materially adequate for the operation of the business of the Fund as currently conducted. The Fund has, directly or indirectly through its service providers, implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the material confidential information and data used in connection with its business, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to the same. The Fund is presently in compliance in all material respects with all applicable laws, judgments, orders, internal policies and contractual obligations relating to the privacy and security of its IT Systems and data.

(oo)	The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Use of Leverage,” “Management of the Trust,” “Dividend Reinvestment Plan,” “Description of Capital Structure,” and “Tax Matters” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

In addition, any certificate signed by any officer of the Fund, the Investment Adviser or the Sub-Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Adviser and the Sub-Adviser.

(a)	The Investment Adviser represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

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(i)	The Investment Adviser (A) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (B) has full power and authority to own, lease and operate its properties and assets, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; (C) is duly licensed and qualified to transact business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Investment Adviser; (D) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, except those that the failure to obtain or maintain, either individually or in the aggregate, would not have a material adverse effect on the Investment Adviser; and (E) has made all filings required under any applicable federal, state, local or foreign law, regulation or rule necessary to act as investment adviser to the Fund.

(ii)	The Investment Adviser is (A) duly registered with the Commission as an investment adviser under the Advisers Act and (B) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(iii)	The Investment Adviser has full power and authority to enter into this Underwriting Agreement and carry out all the terms and provisions hereof to be carried out by it. This Underwriting Agreement has been or will be duly and validly authorized, executed and delivered by the Investment Adviser. Each of this Underwriting Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement and the Services Agreement (each, an “Adviser Agreement”) does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act and assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements constitutes or will constitute a legal, valid and binding obligation of the Investment Adviser enforceable in accordance with its terms, subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws. The Adviser Agreements are in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser thereunder, and the Investment Adviser is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a material adverse effect on the Investment Adviser.

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(iv)	None of (A) the execution and delivery by the Investment Adviser of this Underwriting Agreement, (B) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus and (C) the performance by the Investment Adviser of its obligations under this Underwriting Agreement and consummation by the Investment Adviser of the other transactions contemplated by this Underwriting Agreement (1) conflicts with or will conflict with, or results in or will result in a breach or violation of the limited liability company operating agreement, bylaws or similar organizational documents of the Investment Adviser, (2) results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, except which breach, violation, default, lien, charge or encumbrance would not have a material adverse effect on the Investment Adviser, or (3) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser or having jurisdiction over the Investment Adviser’s properties, except which violation would not have a material adverse effect on the Investment Adviser.

(v)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Investment Adviser for the consummation by the Investment Adviser of the transactions to be performed by the Investment Adviser or the performance by the Investment Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements, the Registration Statement, the Preliminary Prospectus or the Prospectus, except such as (A) have been obtained and such as may be required and have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (B) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, and (C) which failure to obtain would not have a material adverse effect on the Investment Adviser.

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(vi)	The description of the Investment Adviser and its business and the statements attributed to the Investment Adviser in the Registration Statement, the Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Investment Company Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus in light of the circumstances under which they were made) not misleading.

(vii)	Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Investment Adviser or to which the Investment Adviser is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic now pending or, to the knowledge of the Investment Adviser, threatened against the Investment Adviser which (A) if determined adversely would result in an adverse change in the condition (financial or otherwise), business prospects, management, properties, net assets or results of operations of the Investment Adviser or (B) is of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and is not described as required.

(viii)	Except for stabilization transactions conducted by the Underwriters, and except for the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus or the Prospectus, the Investment Adviser has not taken and will not take, directly or indirectly, any action designed or which would reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(ix)	In the event that the Fund or the Investment Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site, the Investment Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

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(x)	The Investment Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Investment Adviser and its supervised persons.

(xi)	The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xii)	The Investment Adviser or, to the knowledge of the Investment Adviser, any other person associated with or acting on behalf of the Investment Adviser including, without limitation, any trustee, officer, agent or employee of the Investment Adviser, has not, directly or indirectly, while acting on behalf of the Investment Adviser (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment under the FCPA. The Investment Adviser has conducted its business in compliance with the FCPA in all material respects and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith

(xiii)	The operations of the Investment Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, after reasonable inquiry, threatened.

(xiv)	Neither the Investment Adviser nor, to the knowledge of the Investment Adviser, after reasonable inquiry, any member, director, manager officer, agent, employee or affiliate of the Investment Adviser is (i) currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and the Investment Adviser will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

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(xv)	The Investment Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Investment Adviser deems adequate.

(xvi)	The Investment Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business continuity, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Investment Adviser’s business.

(b)	The Sub-Adviser represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(i)	The Sub-Adviser (A) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (B) has full power and authority to own, lease and operate its properties and assets, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; (C) is duly licensed and qualified to transact business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Sub-Adviser; (D) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, except those that the failure to obtain or maintain, either individually or in the aggregate, would not have a material adverse effect on the Sub-Adviser; and (E) has made all filings required under any applicable federal, state, local or foreign law, regulation or rule necessary to act as investment sub-adviser to the Fund.

(ii)	The Sub-Adviser is (A) duly registered with the Commission as an investment adviser under the Advisers Act and (B) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Sub-Advisory Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

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(iii)	The Sub-Adviser has full power and authority to enter into this Underwriting Agreement and carry out all the terms and provisions hereof to be carried out by it. This Underwriting Agreement has been or will be duly and validly authorized, executed and delivered by the Sub-Adviser. Each of this Underwriting Agreement and the Sub-Advisory Agreement (each, a “Sub-Adviser Agreement”) does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act and assuming due authorization, execution and delivery by the other parties thereto, each of the Sub-Adviser Agreements constitutes or will constitute a legal, valid and binding obligation of the Sub-Adviser enforceable in accordance with its terms, subject to the qualification that the enforceability of the Sub-Adviser’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws. The Sub-Adviser Agreements are in full force and effect and neither the Sub-Adviser nor, to the knowledge of the Sub-Adviser, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Sub-Adviser thereunder, and the Sub-Adviser is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a material adverse effect on the Sub-Adviser.

(iv)	None of (A) the execution and delivery by the Sub-Adviser of the Sub-Adviser Agreements, (B) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus and (C) the performance by the Sub-Adviser of its obligations under any of the Sub-Agreements and consummation by the Sub-Adviser of the other transactions contemplated by the Sub-Adviser Agreements (1) conflicts with or will conflict with, or results in or will result in a breach or violation of the limited liability company operating agreement, bylaws or similar organizational documents of the Sub-Adviser, (2) results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Sub-Adviser under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Sub-Adviser is a party or by which it may be bound or to which any of the property or assets of the Sub-Adviser is subject, except which breach, violation, default, lien, charge or encumbrance would not have a material adverse effect on the Sub-Adviser, or (3) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Sub-Adviser or having jurisdiction over the Sub-Adviser’s properties, except which violation would not have a material adverse effect on the Sub-Adviser.

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(v)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Sub-Adviser for the consummation by the Sub-Adviser of the transactions to be performed by the Sub-Adviser or the performance by the Sub-Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Sub-Adviser Agreements, the Registration Statement, the Preliminary Prospectus or the Prospectus, except such as (A) have been obtained and such as may be required and have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (B) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, and (C) which failure to obtain would not have a material adverse effect on the Sub-Adviser.

(vi)	The description of the Sub-Adviser and its business and the statements attributed to the Sub-Adviser in the Registration Statement, the Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Investment Company Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus in light of the circumstances under which they were made) not misleading.

(vii)	Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Sub-Adviser or to which the Sub-Adviser is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic now pending or, to the knowledge of the Sub-Adviser, threatened against the Sub-Adviser which (A) if determined adversely would result in an adverse change in the condition (financial or otherwise), business prospects, management, properties, net assets or results of operations of the Sub-Adviser or (B) is of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and is not described as required.

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(viii)	Except for stabilization transactions conducted by the Underwriters, and except for the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus or the Prospectus, the Sub-Adviser has not taken and will not take, directly or indirectly, any action designed or which would reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(ix)	In the event that the Sub-Adviser has made available any promotional materials related to the Shares or the transactions contemplated by this Underwriting Agreement intended for use only be registered broker-dealers and registered representatives thereof by means of an Internet web site, the Sub-Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are reasonably designed and expected to effectively prohibit access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(x)	The Sub-Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Sub-Adviser and its supervised persons.

(xi)	The Sub-Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xii)	The Sub-Adviser or, to the knowledge of the Sub-Adviser, any other person associated with or acting on behalf of the Sub-Adviser including, without limitation, any trustee, officer, agent or employee of the Sub-Adviser, has not, directly or indirectly, while acting on behalf of the Sub-Adviser (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment under the FCPA. The Sub-Adviser has conducted its business in compliance with the FCPA in all material respects and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(xiii)	The operations of the Sub-Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sub-Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, after reasonable inquiry, threatened.

(xiv)	Neither the Sub-Adviser nor, to the knowledge of the Sub-Adviser, after reasonable inquiry, any member, director, manager officer, agent, employee or affiliate of the Sub-Adviser is (i) currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and the Sub-Adviser will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

(xv)	The Sub-Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Sub-Adviser deems adequate.

(xvi)	The Sub-Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business continuity, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Sub-Adviser’s business.

In addition, any certificate signed by any officer of the Investment Adviser or the Sub-Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Adviser or the Sub-Adviser, as applicable, as to matters covered thereby, to each Underwriter.

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5.	Agreements of the Parties.

(a)	If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430B under the Securities Act, the Fund will file a Prospectus pursuant to Rule 424(b) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. Prior to the completion or termination of this offering, the Fund will not file with the Commission any Prospectus or any other amendment or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Representative a reasonable time before its filing and the Representative has not objected to it in writing within a reasonable time after receiving the copy.

(b)	For the period of one year from the date hereof, the Fund will advise the Representative promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment Adviser or the Sub-Adviser, which relates to the Fund and could materially affect the ability of the Investment Adviser or the Sub-Adviser, as applicable, to perform its respective obligations to the Fund under the Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any federal, state, local, or foreign court, or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, administrative agency, other non-governmental regulatory authority, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

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(c)	If not delivered prior to the date of this Underwriting Agreement, upon request, the Fund will deliver to the Representative, without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (excluding exhibits) as the Representative may reasonably request.

(d)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representative, the Underwriters and any dealers, at such office or offices as the Representative may designate, as many copies of the Prospectus as the Representative may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make any statements therein, in light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that any statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading and will comply with the Securities Act and the Investment Company Act. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

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(f)	If the transactions contemplated by this Underwriting Agreement are consummated, the Fund will be responsible for and pay all expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement, including, without limitation, (i) all filing fees and communication expenses relating to the registration of the Shares with the Commission, (ii) all filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Representative) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Representative designates, (iii) costs and expenses related to the review of the offering contemplated hereby by FINRA, including all filing fees and the reasonable fees and disbursements of counsel to the Representative relating to such review, (iv) costs and expenses relating to investor presentations or any “road show” in connection with the offering contemplated hereby, including, without limitation, the costs of recording and hosting on the Internet of the Fund’s road show presentation and any travel expenses of the Fund’s officers and employees and any other expenses of the Fund, (v) fees and expenses incident to listing or continued listing of the Shares on the NYSE and on such other stock exchanges as the Fund and the Representative together determine, (vi) the fees, disbursements and expenses of the Fund’s counsel, accountants and other advisors in connection with the transactions contemplated hereby, (vii) expenses incurred in preparing, printing and distributing the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Representative and the other Underwriters, if any, and for expenses incurred for preparing, printing and distributing any advertisements to investors or prospective investors, (viii) reasonable fees, disbursements and expenses of the Representative’s counsel, (ix) the costs and expenses of a public relations firm selected by the Fund in its sole discretion, if any, (x) the costs of preparing, printing and delivering certificates representing the Shares, (xi) fees and expenses of the Fund’s transfer agent, (xii) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Fund to the Underwriters, (xiii) to the extent approved by the Fund in writing, the costs associated with post-closing advertising of the transactions contemplated hereby in the national editions of the Wall Street Journal and New York Times, and (xiv) fees, expenses and disbursements relating to background checks of the Fund’s officers and trustees in connection with the transactions contemplated hereby; provided, however, that the maximum amount of fees, costs and expenses incurred by the Representative with respect to subparagraphs (i) through (xiv) above, on its own behalf and on behalf of any other Underwriters, without limitation, the fees, disbursements and expenses of counsel to the Underwriters, that the Fund shall be required to pay under this Section 5(f) shall be $125,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Underwriting Agreement). It is understood and agreed that, except as provided in this Section 5(f) and Section 5(g) hereof, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the underwriters or any of their employees incurred by them in connection with any road show. The Fund, the Sub-Adviser and the Investment Adviser may otherwise agree among themselves as to the payment of the foregoing expenses payable by the Fund, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any expenses intended to be borne by the Fund or the Investment Adviser as provided above, subject to the expense cap described above.

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(g)	If the transactions contemplated by this Underwriting Agreement are not consummated, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund, the Sub-Adviser or the Investment Adviser pursuant to any of the provisions hereof or (B) by the Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund, the Sub-Adviser or the Investment Adviser to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Fund will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares in an amount not to exceed $125,000, less amounts, if any, previously paid to the Representative in reimbursement for such expenses (provided, however, that the Fund, shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Adviser, the Sub-Adviser and the other Underwriters in respect of such default.

(h)	The Fund will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE prior to the date the Shares are issued, subject only to official notice of the issuance thereof, and comply in all material respects with the rules and regulations of such exchange.

(i)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

(j)	Without the prior written consent of the Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 30 days after the date of the Applicable Time, except for the Shares as described in the Prospectus and any issuances of Common Shares pursuant to the Dividend Reinvestment Plan.

During the period ending 30 days after the date of the Applicable Time, none of the Fund, the Investment Adviser nor the Sub-Adviser, will, without the prior written consent of Representative, directly or indirectly (“Lock Up Period”):

(i)	issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or

(ii)	enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares;

whether any transaction described in clause (i) or (ii) above is to be settled by the delivery of Shares or other securities, in cash, or otherwise, or publically announce any intention to do any of the foregoing.

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Notwithstanding anything herein to the contrary, each of the Fund, the Investment Adviser and the Sub-Adviser may during its respective Lock Up Period, without the prior written consent of the Representative:

(1)	after providing the Representative with at least three business days advance written notice, file or cause the filing of any registration statement (or any amendment thereto) under the Securities Act with respect to any Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares; provided, however, each of the Fund, the Investment Adviser and the Sub-Adviser will not, during its respective Lock Up Period, enter into any transaction described in clause (i) or (ii) of paragraph (j) above;

(2)	issue Shares to the Underwriters pursuant to this Agreement; and

(3)	issue Common Shares or, for the avoidance of doubt, purchase Common Shares on the open market pursuant to the Dividend Reinvestment Plan.

(k)	If the Representative, in its absolute discretion, agrees to release or waive the restrictions set forth in any Lock Up Agreement to permit the transfer of Common Shares or other securities by an officer, trustee or affiliate of the Fund or an employee of the Investment Adviser or the Sub-Adviser, and provides the Fund with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Fund agrees to announce the impending release or waiver by a press release, in a form agreed upon by the Underwriters, through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in the Lock Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(l)	As required by the Financial Crimes Enforcement Network within the U.S. Treasury Department, the Fund certifies that (i) it is not a “legal entity customer” subject to beneficial ownership requirements under 31 C.F.R. §1010.230; or (ii) it is a “legal entity customer” and has delivered to the Representative, on or prior to the Applicable Time, such beneficial ownership certifications and information as the Representative may have requested, together with copies of identifying documentation, and the Fund undertakes to provide such additional information and supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

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(m)	The Fund will use commercially reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Fund is an investment company registered under the Investment Company Act.

6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of each of the Closing Times, of the representations of the Fund, the Sub-Adviser and the Investment Adviser in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Sub-Adviser or the Investment Adviser or any of their respective officers in any certificate delivered to the Representative or their counsel pursuant to this Underwriting Agreement, to performance by the Fund, the Sub-Adviser and the Investment Adviser of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Representative on behalf of the Underwriters) of each of the following additional conditions:

(a)	The Registration Statement shall be effective prior to the Applicable Time. The Prospectus must have been filed in accordance with Rule 424(b) under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement and no order suspending or preventing the use of the Base Prospectus, the Preliminary Prospectus or the Prospectus may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Representative.

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(c)	Since the dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Common Shares or any adverse change in the liabilities of the Fund except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (ii) there must not have been any adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management net assets or results of operations, whether or not arising from transactions in the ordinary course of business (other than the changes resulting from changes in securities markets generally), of the Fund, the Sub-Adviser or the Investment Adviser as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (iii) the Fund must not have sustained any material loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any statement or information omitted in the Registration Statement, the Preliminary Prospectus or the Prospectus that should be reflected therein in order to make the statements or information therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading in any material respect; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Prospectus.

(d)	The Representative must have received as of each Closing Time a certificate, dated such date, of the Chief Executive Officer, President, Managing Director or a Vice-President or other equivalent officer and the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer or other equivalent officer of each of the Fund and the Investment Adviser and the Sub-Adviser certifying (in their capacity as such officers) that (i) the signers have carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such officers of the Fund), the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) and the representations of the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management, net assets or results of operations of the Fund (with respect to the certificates from such Fund officers), the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) or the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser), which change would materially and adversely affect the ability of the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement, the Investment Advisory Agreement (with respect to the certificates from such officers of the Investment Adviser) or the Sub-Advisory Agreement (with respect to the certificates from such officers of the Sub-Adviser), whether or not arising from transactions in the ordinary course of business (other than changes resulting from changes in securities markets generally), (iv) with respect to the certificates from such officers of the Fund only, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of the Investment Adviser only, no order having a material adverse effect on the ability of the Investment Adviser to fulfill its obligations under this Underwriting Agreement, the Sub-Advisory Agreement or the Investment Advisory Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (vi) with respect to the certificate from such officers of the Sub-Adviser only, no order having a material adverse effect on the ability of the Sub-Adviser to fulfill its obligations under this Underwriting Agreement or the Sub-Advisory Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or, threatened by the Commission or any other regulatory body, whether foreign or domestic and (vii) each of the Fund (with respect to the certificates from such Fund officers), the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) and the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) has performed in all material respects all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Representative).

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(e)	The Representative must have received as of each Closing Time an opinion, tax opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to the Fund, dated as of such Closing Time, satisfactory to the Representative and counsel to the Underwriters in form and substance. The opinion of Skadden described in this Section 6(e) shall be rendered to the Underwriters at the request of the Fund and shall so state therein.

(f)	The Representative must have received as of each Closing Time an opinion of Winston & Strawn LLP (“Winston”), counsel to the Investment Adviser, dated as of such Closing Time, satisfactory to the Representative and counsel to the Underwriters in form and substance. The opinion of Winston described in this Section 6(f) shall be rendered to the Underwriters at the request of the Investment Adviser and shall so state therein.

(g)	The Representative must have received as of each Closing Time an opinion of Dechert LLP (“Dechert”), counsel to the Sub-Adviser, dated as of such Closing Time, satisfactory to the Representative and counsel to the Underwriters in form and substance. The opinion of Dechert described in this Section 6(g) shall be rendered to the Underwriters at the request of the Sub-Adviser and shall so state therein.

(h)	The Representative must have received as of each Closing Time the opinion and negative assurance letter of Proskauer Rose LLP, counsel for the Underwriters, dated as of such Closing Time, and covering such matters as the Underwriters shall reasonably request. The Fund, the Investment Adviser and the Sub-Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

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(i)	The Representative must have received on the date this Underwriting Agreement is signed and delivered by you a signed report from KPMG LLP, dated such date, and in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ reports with respect to the financial information of the Fund contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Representative also must have received from KPMG LLP a report, as of each Closing Time, dated as of the date thereof, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the earlier report, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(j)	The Representative must have received on the date this Underwriting Agreement is signed and delivered by the Underwriters Lock Up Agreements in the form of Schedule B hereto, of those individuals set forth on Schedule C hereto.

(k)	The Shares to be sold at such Closing Time shall have been duly listed, subject to notice of issuance, on the NYSE.

(l)	The Underwriters shall have received a No Objections Letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Representative by notifying the Fund at any time:

(a)	as of or before any Closing Time if, in the sole judgment of the Representative, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) if there has occurred (A) any material adverse change in the financial or securities markets in the United States, (B) any material adverse change in the political, financial or economic conditions in the United States, (C) any outbreak of hostilities or material escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in political, financial or economic conditions in the United States or (D) declaration by the United States of a national emergency or war or other calamity shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Preliminary Prospectus; or

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(b)	as of or before any Closing Time, if any of the conditions specified in Section 6 with respect to such Closing Time have not been fulfilled when and as required by this Underwriting Agreement, and the Representative shall have given the Fund, the Investment Adviser and the Sub-Adviser notice thereof and a reasonable opportunity to fulfill such condition.

8.	Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative deem advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)	if the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)	if the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares on the terms set forth in this Underwriting Agreement.

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Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Representative or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus) may be effected by the Representative and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that all the Underwriters are obligated to purchase as of such Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section 8 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Adviser or the Sub-Adviser except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund, the Sub-Adviser or the Investment Adviser or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)	Each of the Fund, the Sub-Adviser and the Investment Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, members, managers, officers, employees, selling agents and affiliates and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arises out of or is based upon an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon an omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Representative to the Fund, the Investment Adviser or the Sub-Adviser expressly for use in the Registration Statement or in any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or in any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus or necessary to make such information (with respect to such Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

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If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund, the Sub-Adviser or the Investment Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund, the Sub-Adviser or the Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund, the Sub-Adviser or the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses reasonably incurred; provided, however, that the omission to so notify the Fund, the Sub-Adviser or the Investment Adviser shall not relieve the Fund, the Sub-Adviser or the Investment Adviser from any liability which the Fund, the Sub-Adviser or the Investment Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund, the Sub-Adviser or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund, the Sub-Adviser or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund, the Sub-Adviser or the Investment Adviser (in which case the Fund, the Sub-Adviser or the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund, the Sub-Adviser or the Investment Adviser and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. It is understood that in no event shall the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for such Underwriter or such person, treating all such Underwriters or such persons as a single group, in respect of any such Proceeding or series of related Proceedings in the same jurisdiction. Neither the Fund, the Sub-Adviser nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent, but, if settled with the written consent of the Fund, the Sub-Adviser or the Investment Adviser, the Fund, the Sub-Adviser or the Investment Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle and the proposed terms of the settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(b)	Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund, the Sub-Adviser and the Investment Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund, the Sub-Adviser or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Sub-Adviser the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter to the Fund or the Investment Adviser or the Sub-Adviser expressly for use in the Registration Statement or in the Disclosure Package, the Road Show Materials, any Sales Material or the Prospectus as set forth in Section 9(f) hereof, or (ii) arises out of or is based upon an omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package, the Road Show Materials, any Sales Material or the Prospectus or necessary to make such information (with respect to the Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

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If any Proceeding is brought against the Fund, the Investment Adviser, the Sub-Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Adviser, the Sub-Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Adviser, the Sub-Adviser or any such person or otherwise. The Fund, the Investment Adviser, the Sub-Adviser or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser, the Sub-Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred. It is understood that in no event shall the Underwriters be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, the Investment Adviser, the Sub-Adviser or such persons, treating the Fund, the Investment Adviser, the Sub-Adviser or such persons as a single group in respect of any such Proceeding or series of related Proceedings in the same jurisdiction. No Underwriter shall be liable for any settlement of any Proceeding effected without its written consent, but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Investment Adviser, the Sub-Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle and the terms of the proposed settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(c)	If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Sub-Adviser and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Sub-Adviser and the Investment Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Sub-Adviser and the Investment Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Fund, the Sub-Adviser and the Investment Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

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(d)	The Fund, the Sub-Adviser, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter under this Underwriting Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)	The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, members, managers, officers, employees, selling agents and affiliates or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Adviser, the Sub-Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund, the Sub-Adviser or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund, the Sub-Adviser, the Investment Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund’s trustees, directors or officers, or any of the Investment Adviser’s or the Sub-Adviser’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund, the Sub-Adviser and the Investment Adviser each acknowledge that (i) the statements in the Prospectus with respect to the names of the Underwriters and number of Common Shares allocated for purchase by such Underwriters, the selling concessions and reallowances of selling concessions, the statements regarding stabilization, penalty bids and syndicate covering transactions and syndicate short selling, and the statements regarding electronic delivery of prospectuses, all as described under the caption “Underwriting” in the Prospectus and the statements on the cover of the Prospectus regarding expected delivery of the shares, and (ii) the Sales Materials and Road Show Materials with respect to the names of the Underwriters, constitute the only information furnished in writing by or on behalf of any Underwriter through the Representative to the Fund expressly for use with reference to such Underwriter in the Registration Statement or in the Disclosure Package, the Prospectus (as amended or supplemented), the Road Show Materials and any Sales Material. The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Registration Statement, Prospectus, Disclosure Package, Road Show Materials or Sales Materials.

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(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and this Section 9 shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.	No Fiduciary Relationship. The Fund, the Investment Adviser and the Sub-Adviser hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby. The Fund, the Investment Adviser and the Sub-Adviser further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Fund, the Investment Adviser or the Sub-Adviser, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Fund, the Investment Adviser and the Sub-Adviser hereby confirm their understanding and agreement to that effect. The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund, the Investment Adviser or the Sub-Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund, the Investment Adviser or the Sub-Adviser. The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Fund, the Investment Adviser or the Sub-Adviser and no Underwriter has assumed, and no Underwriter will assume, any advisory or fiduciary responsibility in favor of the Fund, the Investment Adviser or the Sub-Adviser with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund, the Investment Adviser or the Sub-Adviser on other matters). The Fund, the Investment Adviser and the Sub-Adviser acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Fund, the Investment Adviser and the Sub-Adviser has consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate. The Fund, the Investment Adviser and the Sub-Adviser hereby waive and release, to the fullest extent permitted by law, any claims that the Fund, the Investment Adviser or the Sub-Adviser may have against the Underwriters with respect to any breach or alleged breach of any fiduciary duty to the Fund, the Investment Adviser or the Sub-Adviser in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

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11.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representative, in care of National Securities Corporation, 200 Vesey Street, 25th Floor, New York, New York 10281, Attention: Jonathan Rich, with a copy to Proskauer Rose LLP, 1001 Pennsylvania Avenue NW, Suite 600 South, Washington, DC 20004, Attention: William J. Tuttle; if to the Fund or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Adviser, as the case may be, at the offices of the Fund or the Investment Adviser at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, Attention: Benjamin D. McCulloch; and if to the Sub-Adviser, shall be sufficient in all respects if delivered or sent to the Sub-Adviser at the offices of the Sub-Adviser at 250 Park Avenue, 15th Floor, New York, New York 10177, Attention: Geoffrey Dorment.

12.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

13.	Submission to Jurisdiction; Waiver of Jury Trial. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF THE UNDERWRITERS, THE FUND (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE INVESTMENT ADVISER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS MEMBERS AND AFFILIATES) AND THE SUB-ADVISER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS MEMBERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT. Each of the Underwriters, Fund, the Investment Adviser and the Sub-Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Underwriters, Fund, the Investment Adviser and the Sub-Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Underwriters, the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, is or may be subject, by suit upon such judgment.

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14.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund, the Sub-Adviser and the Investment Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors, officers, employees, agents and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund, the Sub-Adviser and the Investment Adviser and any successor or assign of any substantial portion of the Fund’s, the Sub-Adviser’s, the Investment Adviser’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

17.	Disclaimer of Liability of Trustees and Beneficiaries. Notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

18.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser, the Sub-Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser, the Sub-Adviser and the Underwriters, severally.

Very truly yours,

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

/s/ Theodre J. Brombach
By: Theodore J. Brombach
Title: President and Chief Executive Officer

XA INVESTMENTS LLC

/s/ John “Yogi” Spence
By: John “Yogi” Spence
Title: Co-Chief Executive Officer

OCTAGON CREDIT INVESTORS, LLC

/s/ Thomas A. Connors
By: Thomas A. Connors
Title: Chief Financial and Administrative Officer

[Signature Page – Underwriting Agreement]

Accepted and agreed to as of the date
first above written, on behalf of itself
and the other several Underwriters
named in Schedule A hereto

NATIONAL SECURITIES CORPORATION

/s/ Johnathan Rich
By: Jonathan Rich
Title: EVP, Head of Investment Banking

[Signature Page – Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares
National Securities Corporation	997,990
B. Riley Securities, Inc.	973,956
Ladenburg Thalmann & Co. Inc.	89,739
Aegis Capital Corp.	429,956
Maxim Group LLC	302,783
JonesTrading Institutional Services LLC	68,348
Newbridge Securities Corporation	20,348
Wedbush Securities Inc.	17,130
Total	2,900,250

Schedule A

SCHEDULE B

FORM OF LOCK UP AGREEMENT

Schedule B

FORM OF LOCK-UP AGREEMENT

Dated as of __________, 2021

National Securities Corporation

c/o National Securities Corporation

200 Vesey Street, 25th Floor

New York, New York 10281

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") by and among XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust organized under the laws of Delaware (the "Fund"), XA Investments LLC, a Delaware limited liability company, Octagon Credit Investors, LLC, a Delaware limited liability company, and National Securities Corporation (the “Representative”), as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to a proposed underwritten public offering of shares (the “Shares”) of common shares of beneficial interest, par value $0.01 per share (the "Common Shares") of the Fund.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Shares will confer upon the undersigned in its capacity as a securityholder and/or an officer, trustee or employee of the Fund, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 30th day after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly:

(i)	issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or

(ii)	enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any transaction described in clause (i) or (ii) above is to be settled by the delivery of Shares or other securities, in cash, or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the preceding paragraph, the undersigned may, without the prior written consent of the Representative, transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares:

(1)	if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2)	if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3)	if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value,

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during such 30-day restricted period. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during such 30-day restricted period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, and (ii) the Fund may, with respect to any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares owned or held (of record or beneficially) by the undersigned, cause its transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such 30-day restricted period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Shares actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Name:

[Signature Page to Lock Up Agreement]

SCHEDULE C

Danielle Cupps

Gregory G. Dingens

Philip G. Franklin

Scott Craven Jones

Theodore J. Brombach

Meagan Gallagher

Sean M. Gleason

Andrew D. Gordon

Michael B. Nechamkin

Gretchen M. Lam

Lauren B. Law

John “Yogi” Spence
Benjamin D. McCulloch
Derek Mullins
Kimberly Ann Flynn
Theodore J. Uhl

Schedule C